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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 10, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of Healthcare Services Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the (i) Post-Effective Amendment No. 1 to the Registration Statement (Forms S-8 No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Option Plans of Healthcare Services Group, Inc. and subsidiaries, (ii) Registration Statement (Form S-8 No. 333-92835) pertaining to the Employee Stock Purchase Plan and Deferred Compensation Plan of Healthcare Services Group, Inc. and subsidiaries, (iii) Registration Statement (Form S-8 No. 333-101063), (iv) Registration Statement (Form S-8 No. 333-46656) (v) Registration Statement (Form S-8 No. 33-58765) (vi) Registration Statement (Form S-8 No. 333-107467) and (vii) Registration Statement (Form S-3D No. 333-108182).


/s/ Grant Thornton LLP
Edison, New Jersey
March 10, 2005

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                     REPORT OF INDEPENDENT REGISTERD PUBLIC
                           ACCOUNTING FIRM ON SCHEDULE

Board of Directors and Stockholders
 HEALTHCARE SERVICES GROUP, INC.


In connection with our audits of the consolidated financial statements of Healthcare Services Group, Inc. and subsidiaries, referred to in our report dated March 10, 2005, which is included in the 2004 Annual Report to Shareholders and is incorporated by reference in Form 10-K, we have also audited
Schedule II for each of the three years in the period ended December 31, 2004. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.


/s/ Grant Thornton LLP
Edison, New Jersey
March 10, 2005

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